Pennsylvania Commerce Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the			At or for the
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
(in thousands, except per share amounts)	2005	2004	Change	2005	2004	Change

Income Statement Data:

Net interest income	$12,855	$11,641	10%	$25,013	$22,609	11%
Provision for loan losses	625	675	(7)%	1,170	1,250	(6)%
Noninterest income	3,706	2,716	36%	6,912	5,302	30%
Noninterest operating expenses	12,129	10,449	16%	23,276	20,566	13%
Net income	2,555	2,181	+17%	5,016	4,109	+22%

Per Common Share Data:

Net income: Basic	$0.43	$0.47	(9)%	$0.84	$0.88	(5)%
Net income: Diluted	0.40	0.43	(7)%	0.79	0.81	(2)%

Book Value				$15.12	$10.76	+41%

Weighted average shares outstanding:
Basic	5,940	4,627		5,921	4,615
Diluted	6,351	5,044		6,330	5,034

Balance Sheet Data:

Total assets				$1,450,759	$1,184,870	22%
Loans (net)				713,979	588,398	+21%
Allowance for loan losses				8,573	7,019	22%
Investment Securities				607,032	503,742	21%
Total deposits				1,229,461	978,258	26%
Core deposits				1,158,679	911,838	+27%
Stockholders' equity				91,051	51,006	+79%

Capital:

Stockholders' equity to total assets				6.28%	4.30%
Leverage Ratio				7.34	5.80
Risk based capital ratios:
Tier 1				10.86%	8.72%
Total Capital				11.75	9.63

Performance Ratios:

Cost of funds	1.94%	1.19%		1.83%	1.19%
Deposit Cost of Funds	1.57	0.91		1.52	0.92
Net interest margin	3.88	4.35		3.97	4.38
Return on average assets	0.72	0.76		0.75	0.74
Return on average total stockholders' equity	11.47	17.14		11.58	15.99

Asset Quality:

Net charge-offs to average loans outstanding				0.06%	0.04%
Nonperforming loans to total period-end loans				0.18	0.14
Nonperforming assets to total period-end assets				0.11	0.11
Allowance for loan losses to total period-end loans				1.19	1.18
Allowance for loan losses to nonperforming loans				655%	855%

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,

	June 2005			March 2005			June 2004
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities
Taxable	$609,060	$7,587	4.98%	$526,341	$6,591	5.01%	$505,413	$6,248	4.94%
Tax-exempt	7,113	107	6.02	6,440	105	6.52	6,840	100	5.85
Total securities	616,173	7,694	4.99	532,781	6,696	5.03	512,253	6,348	4.95
Federal funds sold	0	0		270	2	2.66	0	0
Loans receivable
Mortgage and construction	384,180	6,368	6.65	368,689	6,032	6.64	330,853	5,251	6.38
Commercial loans and lines of credit	193,509	3,241	6.72	172,078	2,696	6.35	142,191	2,025	5.73
Consumer	127,515	1,909	6.00	118,824	1,679	5.73	84,155	1,137	5.43
Tax-exempt	7,186	82	4.58	6,607	75	4.60	6,077	73	4.83
Total loans receivable	712,390	11,600	6.53	666,198	10,482	6.38	563,276	8,486	6.06
Total earning assets	$1,328,563	$19,294	5.82%	$1,199,249	$17,180	5.77%	$1,075,529	$14,834	5.54%

Sources of Funds
Interest-bearing deposits
Regular savings	$317,020	$1,080	1.37%	$302,987	$915	1.22%	$264,660	$592	0.90%
Interest checking and money market	458,575	2,587	2.26	418,702	2,029	1.97	301,937	685	0.91
Time deposits	177,065	1,267	2.87	174,653	1,165	2.71	166,741	975	2.35
Public funds time	34,732	261	3.01	35,189	211	2.43	47,992	194	1.63
Total interest-bearing deposits	987,392	5,195	2.11	931,531	4,320	1.88	781,330	2,446	1.26
Short-term borrowings	112,766	889	3.16	51,740	348	2.69	126,184	392	1.25
Junior subordinated debt	13,600	355	10.44	13,600	354	10.43	13,600	355	10.44
Total interest-bearing liabilities	1,113,758	6,439	2.32	996,871	5,022	2.04	921,114	3,193	1.39
Noninterest-bearing funds (net)	214,805			202,378			154,415
Total sources to fund earning assets	$1,328,563	6,439	1.94	$1,199,249	$5,022	1.70	$1,075,529	3,193	1.19
Net interest income and margin		$12,855	3.88%		$12,158	4.07%		$11,641	4.35%

Other Balances
Cash and due from banks	$41,959			$37,513			$33,941
Other assets	55,719			50,459			48,322
Total assets	1,426,241			1,287,221			1,157,792
Demand deposits (noninterest-bearing)	218,107			200,418			180,734
Other liabilities	5,064			4,571			4,779
Stockholders' equity	89,312			85,361			51,165